EXHIBIT 10.2
                                    AGREEMENT



The Undersigned;


A. Sector Communications, Inc., registered in Nevada, USA, represented by its Chairman Mohamed Hadid (hereinafter "Sector")

      and

B. Silver Investment Trading, Ltd., registered in the British Virgin Islands (hereinafter "Silver Investment")

      and

C.   Herbert Becker, residing in Montreal, Canada (hereinafter "Becker")


     1. The three parties to this agreement (the "Parties") have agreed to transfer the "EnterVision Assets" (more properly described and defined as the "Assets" in an agreement dated June 20th, 2001 between Sector Communications and Herbert Becker (the "Acquisition Agreement")) and the benefit and burden of and any liabilities under the Acquisition Agreement and 90% of EnterVision, Inc., a wholly owned subsidiary of Sector from Sector to Silver Investment in exchange for a promissory note in favor of Sector in the sum of $250,000 which is payable to Sector on demand and provides for interest to be accrued at the rate of 8.5% per annum until the promissory note and accrued interest is paid in full to Sector and certificate numbers 10719 and 10720 for a total of 10,000,000 shares of Sector Communications, Inc., duly endorsed to Sector.

     2. Each of the Parties to this Agreement shall take any and all steps necessary to achieve the objectives outlined in 1. above and furthermore agree to execute any additional documents and instruments necessary to achieve the steps outlined in 1. above.

     3. GENERAL TERMS

     3.1 If any part of this Agreement is declared invalid for any reason, this ruling shall not affect the validity of the rest of the Agreement. The other parts of the Agreement shall remain in effect as if the Agreement had been executed without the invalid part. The Parties hereby declare that they intend and desire that the remaining parts of the Agreement continue to be effective without any part or parts that have been declared invalid.

     3.2 The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the Parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Nevada. The Parties agree that the interpretation of the validity of this Agreement, as well as the rights and duties of the Parties under this Agreement, shall be subject to the jurisdiction of Reno, Nevada.

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     3.3  This Agreement and each of its provisions shall be binding on the heirs, executors, administrators, successors, and assigns of each of the Parties hereto.

     3.4  The effective date of the agreement shall be January 8, 2002.


IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be duly executed in three copies on January 8, 2002.


Agreed and accepted by:


Sector Communications, Inc

By: /s/ Mohamed Hadid     Its: Chairman                      Date: Jan 8, 2002
    ------------------

Silver Investment Trading, Ltd.

By: /s/ Russell Pearman   Its: President                     Date: Jan 8, 2002
    -------------------


Herbert Becker

 /s/ Herbert Becker                                           Date: Jan 8, 2002
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